                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                                  KTI, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   KTI, INC.
                              7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY 07093

Nicholas Menonna, Jr.
Chairman and Chief Executive Officer                               July 18, 1996

To Our Shareholders:

     On behalf of the Board of Directors of KTI, Inc., I cordially invite you to attend the 1996 Annual Meeting of Shareholders of KTI, Inc. The Annual Meeting will be held at 10:00 a.m. Eastern Prevailing Time, on August 13, 1996, at KTI, Inc.'s offices at 7000 Boulevard East, Guttenberg, New Jersey 07093. The formal notice of the Annual Meeting appears on the next page. Directions to the Annual Meeting may be obtained by calling KTI at 201-854-7777.

     The attached Proxy Statement describes matters that we expect will be acted upon at the Annual Meeting. During the Annual Meeting, shareholders who are present at the meeting will have the opportunity to ask questions.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the envelope provided.

                                          Sincerely,

                                          Nicholas Menonna, Jr.

                                          Nicholas Menonna, Jr.
                                          Chairman and Chief Executive Officer

                                   KTI, INC.
                              7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY 07093

  ---------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 13, 1996
  ---------------------------------------------------------------------------

     The 1996 Annual Meeting of Shareholders of KTI, Inc. (the "Company") will be held at 10:00 a.m. Eastern Prevailing Time, on August 13, 1996, at the Company's offices at 7000 Boulevard East, Guttenberg, New Jersey 07093, for the following purposes:

          1) To elect directors as provided in the Restated Articles of Incorporation and By-Laws of the Company.

          2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

          3) To approve the adoption of amendments to the KTI, Inc. Directors' Stock Option Plan.

          4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 15, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination by any Company shareholder at the date, time, and place of the meeting.

     Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the meeting.

     YOUR VOTE IS IMPORTANT. SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                          By Order of the Board of Directors

                                          Nicholas Menonna, Jr.

                                          Nicholas Menonna, Jr.
                                          Chairman and Chief Executive Officer

Guttenberg, New Jersey
July 18, 1996

                                   KTI, INC.
                              7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY 07093

  ---------------------------------------------------------------------------
                     PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD AUGUST 13, 1996
  ---------------------------------------------------------------------------

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors" or the "Board") of KTI, Inc., a New Jersey corporation (the "Company" or "KTI"), in connection with the solicitation of proxies by the Company to be used at the Company's 1996 Annual Meeting of Shareholders (the "Meeting") to be held at the Company's offices at 7000 Boulevard East, Guttenberg, New Jersey 07093, on August 13, 1996 at 10:00 a.m. Eastern Prevailing Time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Form of Proxy are first being mailed to shareholders on or about July 18, 1996. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995 is being mailed to shareholders with this Proxy Statement and the accompanying Notice and Form of Proxy. The principal executive offices of the Company are located at 7000 Boulevard East, Guttenberg, New Jersey 07093.

     The entire cost of preparing, assembling, printing, and mailing the proxy materials and the cost of solicitation of proxies relating to the Meeting will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company, either personally or by telephone or telegraph, and no additional compensation will be paid to such individuals. Corporate Investor Communications, Inc. has been retained to assist in the sending of proxy materials to beneficial owners for which it will be paid a fee. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Board of Directors has fixed the close of business on July 15, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. Only holders of record of the Company's common stock, no par value (the "Common Stock"), issued and outstanding at the close of business on the Record Date will be entitled to vote at the Meeting. As of the Record Date, 5,737,417 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which properly comes before the meeting. There is no right to cumulative voting by the shareholders as to any matter. Directors will be elected by a plurality of the shares present in person or represented by proxy at the Meeting.

     The presence in person or by proxy of the holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the Meeting will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares that are present for purposes of determining the presence of a quorum at the Meeting. Abstentions will be counted as part of the total number of votes cast on any proposal submitted to the shareholders for their consideration in determining whether such proposal has received the requisite number of favorable votes, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposal. Thus, abstentions will have the same effect as a vote cast against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal which requires the vote of a majority or greater number of those voting has been approved by the shareholders.

     If a quorum is not present at the time the Meeting is convened, or, if for any other reason, the Company believes that additional time should be allowed for the solicitation of proxies, a majority of the Common Stock represented in person or by proxy may adjourn or postpone the Meeting. If the Company proposes to adjourn the Meeting by a vote of the shareholders, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of such adjournment.

PROXY PROCEDURE

     A proxy may be revoked by the shareholder executing such proxy at any time prior to the voting thereof by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering to the Secretary a proxy bearing a later date or by voting in person by written ballot at the Meeting. If a proxy is properly signed by a shareholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of each of Dibo Attar, Thomas A. Bosanko, Nicholas Menonna, Jr., Ross Pirasteh, Jack Polak, Jeffrey R. Power, Martin J. Sergi, and Marshall S. Sterman as directors of the Company, (b) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996, (c) "FOR" the adoption of amendments to the KTI, Inc. Directors' Stock Option Plan, and (d) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

     Votes will not be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors manages the business of the Company. The Company's Restated Certificate of Incorporation, which became effective on July 12, 1994, provides for a Board of Directors of not less than three directors with the actual number to be fixed from time to time by a vote of the majority of the directors then in office. During 1995 the Board of Directors formally met on three (3) occasions. All incumbent directors were in attendance at all board meetings and meetings of committees on which they served during 1995.

     Prior to February 8, 1995 the Board of Directors did not have any standing committees. The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee as standing committees of the Board of Directors.

AUDIT COMMITTEE

     The Audit Committee consists of Messrs. Polak (chairman), Attar, and Power. The Audit Committee recommends the appointment of independent public accountants for the Company, reviews the scope of audits proposed by the independent public accountants and recommends to the Board of Directors audit policies and procedures. During 1995 the Audit Committee formally met on two (2) occasions.

COMPENSATION COMMITTEE

     The Compensation Committee consists of Messrs. Sterman (chairman), Attar, and Polak, none of which has ever been an officer or employee of the Company. The functions of the Compensation Committee include the administration of the Company's 1994 Long-Term Incentive Award Plan, the making of recommendations concerning other bonuses, stock options, performance, achievement or other incentive plans, and the determination of salaries of employees of the Company who are directors and executive officers. During 1995 the Compensation Committee formally met on one (1) occasion.

NOMINATING COMMITTEE

     The Nominating Committee consists of Messrs. Sergi (chairman), Menonna, Power, and Sterman. Messrs. Menonna and Sergi are officers of the Company. The functions of the Nominating Committee include the consideration of the size and composition of the Board of Directors, review and recommendation of individuals for election as directors or officers of the Company, and review of criteria for selecting officers and directors. In carrying out its responsibilities of recommending individuals for the Board, the committee will consider candidates suggested by other directors and employees of the Company. During 1995 the Nominating Committee formally met on one (1) occasion.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Messrs. Menonna (chairman), Pirasteh, and Sergi. The function of the Executive Committee is to review the business of the Company and advise the Board of Directors and executive officers of the Company as to potential business opportunities and strategies. The Executive Committee does not make decisions on Company business and policy but acts in an advisory capacity only. The Executive Committee meets regularly on an informal basis.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth information concerning the directors and executive officers of the Company. All of the individuals identified as directors are nominees for election as director at the Meeting.

                        NAME                           AGE                 POSITION
- -----------------------------------------------------  ---   -------------------------------------
Nicholas Menonna, Jr.................................  51    Chairman of the Board of Directors
                                                             and Chief Executive Officer
Martin J. Sergi......................................  39    Vice Chairman of the Board of
                                                             Directors, President, Chief Operating
                                                             Officer, Chief Financial Officer, and
                                                             Treasurer
David E. Hill........................................  54    Senior Vice President
Robert E. Wetzel.....................................  58    Senior Vice President, Secretary, and
                                                             General Counsel
Dibo Attar...........................................  56    Director
Thomas A. Bosanko....................................  43    Director
Ross Pirasteh........................................  58    Director
Jack Polak...........................................  83    Director
Jeffrey R. Power.....................................  72    Director
Marshall S. Sterman..................................  64    Director

     Nicholas Menonna, Jr. has been a senior executive officer and director of KTI since its inception in 1982. He currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Company and serves as Chief Executive Officer of each of the Company's subsidiaries other than DataFocus Incorporated, a wholly owned subsidiary of the Company ("DataFocus"), and a director of each of the Company's subsidiaries. Mr. Menonna is a member of the Nominating and Executive Committees of the Board.

     Martin J. Sergi has been a senior executive officer and director of the Company since 1985 and currently serves as Vice Chairman of the Board of Directors, President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company and serves as President of each of the Company's subsidiaries other than DataFocus and a director of each of the Company's subsidiaries. Mr. Sergi is a member of the Nominating and Executive Committees of the Board. He is licensed as a certified public accountant in New York.

     David E. Hill has been affiliated with the Company since January 1994 when he was employed as the Company's Vice President, Business Development. From October 1992 to January 1994 he was Vice President, Business Development of Ecosorb International, Inc., an absorbent manufacturer in Houston, Texas. From August 1989 to August 1992 he was Executive Vice President of Rescon, Inc., an environmental management business in Baltimore, Maryland. In both prior positions Mr. Hill was responsible for project development, proposal preparation and contract negotiation.

     Robert E. Wetzel was employed by the Company in his current position on July 31, 1995. From 1991 until June 30, 1995, Mr. Wetzel was a Vice President and Associate General Counsel of Continental Casualty Company, a subsidiary of CNA Financial Corporation. Mr. Wetzel was an employee of Continental Casualty Company for more than twenty years.

     Dibo Attar had served as a director of Convergent Solutions, Inc. ("CSI") from April 1989 until its merger with and into the Company on February 8, 1995 (the "Merger"). He has been a director of the Company since February 8, 1995. Mr. Attar is a member of the Audit and Compensation Committees of the Board of Directors. Mr. Attar is an investor and a business consultant to domestic and international companies including various companies which have extended financing to KTI. Mr. Attar is a director of T.H. Lehman & Co., Incorporated, which is engaged in medical accounts receivable financing and Newpark Resources, Inc., which is engaged in providing oil field services.

     Thomas A. Bosanko had been an officer and director of CSI from its inception in 1981 until the Merger. At the time of the Merger, he served as CSI's President and Chief Executive Officer. Since 1993, Mr. Bosanko has been an executive officer of DataFocus and currently serves as President and Chief Operating Officer. He has been a director of the Company since February 8, 1995.

     Ross Pirasteh has been employed by the Company since January 1, 1996 and became a director of the Company on May 14, 1996. Mr. Pirasteh is a member of the Executive Committee of the Board of Directors. Mr. Pirasteh has a Ph.D in Operations Research and Economic Analysis from Yale University and was previously a senior executive officer with a major money center bank. He has been a financial consultant and entrepreneurial investor for the past fifteen years.

     Jack Polak had been a director of CSI from August 1993 until its merger with and into the Company. He has been a director of the Company since February 8, 1995. Mr. Polak is a member of the Audit and Compensation Committees of the Board of Directors. He has been a private investment consultant since April 1982. Since 1955, Mr. Polak has served in various positions for Equity Interest, Inc., a registered investment advisor located in New York City, most recently as President, to supervise the liquidation of that company, currently in the final stages of liquidation. Since April 1983 Mr. Polak has been a director of New York Offices, Inc., Chicago Offices, Inc., and Atlanta Offices, Inc., private companies engaged in subleasing office space and providing office services. He serves as a director of C.C.A. Industries, Inc. which is engaged in the manufacture and distribution of health and beauty aid products. Mr. Polak holds a tax consultant certification in The Netherlands.

     Jeffrey R. Power has been a director of the Company since February 8, 1995. Mr. Power is a member of the Audit and Nominating Committees of the Board of Directors. He has been a Vice President of Fechtor, Detwiler & Co., Inc., an investment banking firm based in Boston, since January 1981.

     Marshall S. Sterman has been a director of the Company since 1992. Mr. Sterman is a member of the Compensation and Nominating Committees of the Board of Directors. For a period in excess of five years he has been president of both The Mayflower Group, Ltd. and Mayflower Partners, Inc., merchant banking and corporate finance firms based in Boston. Mr. Sterman serves on the Boards of Directors of US LAN Systems Corporation, Epigen, Inc., Microfluidics International Corporation and The Standish Care Company. Mr. Sterman was a director and executive officer of Las Colinas Retirement Center, Inc. ("LCRC") and was a director of Skyland Golf Resorts, Inc. ("Skyland") f/k/a Mayflower West Corp. On February 28, 1992, LCRC filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Mexico. LCRC has been discharged from Chapter 11 bankruptcy protection. Skyland filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado on or about February 8, 1992. Skyland has been discharged from Chapter 11 bankruptcy protection.

     All directors of the Company hold office until their respective successors are elected and qualified, or until their death, resignation or removal. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information with respect to compensation paid by KTI during the three years in the period ended December 31, 1995 to the named executive officers who received in excess of $100,000 in annual compensation during KTI's fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                             ANNUAL COMPENSATION           AWARDS(3)
                                                   (1)(2)            ---------------------    ALL OTHER
                                           -----------------------   SECURITIES UNDERLYING   COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS        OPTIONS(#)          ($)(4)(5)
- -----------------------------------------  ----   --------   -----   ---------------------   ------------
Nicholas Menonna, Jr.....................  1995   $214,282     0             50,000            $  6,000
Chairman of the Board and                  1994    215,000     0                  0                   0
Chief Executive Officer                    1993    177,000     0                  0                   0
Martin J. Sergi..........................  1995   $188,437     0             50,000            $195,188
Vice Chairman of the Board, President,     1994    198,333     0                  0               6,000
Chief Operating Officer, Chief             1993    177,000     0                  0                   0
Financial Officer, and Treasurer
David E. Hill............................  1995   $103,123     0             24,999            $  3,077
Senior Vice President                      1994     72,155     0             14,536                   0

- ---------------
(1) The Company did not pay nor provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(2) The compensation to each of Messrs. Menonna and Sergi for each of 1993 and 1994 includes a $20,000 director's fee. The compensation actually paid to Mr. Menonna for the three years 1993, 1994, and 1995 was $127,817, $156,500, and $160,282, respectively. The balance of his salary was accrued. Accrued and unpaid salary was applied against unpaid sums due to the Company by Mr. Menonna pursuant to certain notes, in the following amounts: $49,183 for the year 1993; $58,500 for the year 1994; and $54,000 for the year 1995. The compensation actually paid to Mr. Sergi for the three years 1993, 1994, and 1995 was $127,817, $156,500, and $179,908, respectively. The balance of his salary was accrued. Accrued and unpaid salary was applied against unpaid sums due to the Company by Mr. Sergi pursuant to certain notes, in the following amounts: $49,183 for the year 1993; $21,833 for the year 1994; and $8,529 for the year 1995.

(3) During 1993, the Company had no long term incentive compensation plan other than its 1986 Stock Option Plan and various individually granted options and did not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs. Mr. Hill's options in 1994 were granted under the 1986 Stock Option Plan. During 1994, the Company adopted the 1994 Long-Term Incentive Award Plan. No awards were made under this plan during 1994. The options granted to Mr. Hill in 1995 were under the 1994 Long-Term Incentive Award Plan. 25,000 of the options granted to each of Messrs. Menonna and Sergi in 1995 were under the 1994 Long-Term Incentive Award Plan. The other 25,000 options were non-plan options. See "Plans."

(4) 1994 was the first year that the Savings Plan (as defined below) adopted in December 1993 was in effect. Contributions by the Company to a predecessor retirement plan were not made during 1993.

(5) The other compensation for Mr. Sergi in 1995 is comprised of $189,188 in earnings on the exercise of stock options at prices below the market value of the Common Stock and a $6,000 contribution to the Savings Plan. Mr. Sergi also received a $6,000 contribution to the Saving Plan in 1994. Mr. Menonna received a $6,000 contribution to the Savings Plan and Mr. Hill received a $3,077 contribution to the Savings Plan in 1995.

     During the period 1991 through April 30, 1994, each of Messrs. Menonna and Sergi had written employment agreements with the Company under which they were entitled to a base annual salary of $353,000 and $268,000, respectively. They waived receipt of the difference between the foregoing contract amounts and the compensation accrued, as reflected in the above table. The difference between the amount paid and the amount accrued was applied against indebtedness due by them to the Company. Effective May 1, 1994, the Company entered into new employment agreements with each of Messrs. Menonna and Sergi (both agreements have been amended as of May 27, 1996) under which each of them has agreed to devote substantially all of his working time to the Company's affairs, and a description of each of which follows.

     The employment agreement with Nicholas Menonna, Jr. provides for his employment as Chairman of the Board and Chief Executive Officer of the Company at an annual base salary of $210,000. In addition, Mr. Menonna is entitled to a bonus of 2% of before tax consolidated net income of the Company and its subsidiaries of between $3,000,000 and $4,000,000; 4% of before tax consolidated net income of between $4,000,001 and $5,000,000; and 6% of before tax consolidated net income of over $5,000,000. The agreement has a term of three years and is subject to extension for one additional year, each year on the agreement's anniversary date. The agreement also provides that Mr. Menonna shall participate in any employee benefit plans established for senior management of the Company, that he is entitled to payments not in excess of $700 per month as an automobile allowance, that the Company will pay premiums for $250,000 of term life insurance on his life and that he will be entitled to participate in a disability plan maintained by the Company. The Company has also agreed that Mr. Menonna will be entitled to participate in an incentive stock option plan for senior management.

     The employment agreement with Martin J. Sergi provides for his employment as Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company. His annual base salary was increased to $210,000 effective as of May 24, 1996. In addition, Mr. Sergi is entitled to a bonus of 2% of before tax consolidated net income of the Company and its subsidiaries of between $3,000,000 and $4,000,000; 4% of before tax consolidated net income of between $4,000,001 and $5,000,000; and 6% of before tax consolidated net income of over $5,000,000. The term of the agreement and the other benefits made available to Mr. Sergi are the same as those set forth in the agreement between Mr. Menonna and the Company.

     The Company has agreed with each of Messrs. Menonna and Sergi that if his employment terminates other than by reason of his death, retirement, disability or for cause, or if he should elect to terminate his employment as a result of "good reason," he is entitled to continue receiving his annual base salary for a period of three years and is also entitled to receive payment of an amount intended to compensate him for retirement benefits he would have received had he remained in the Company's employ until retirement. "Good reason" is defined to mean, among other things, (i) the assignment to the employee of materially different duties than those existing at the commencement of the agreement or which require travel significantly more time consuming and (ii) the reduction of employee's authority as a senior executive officer. However, the employee shall not be entitled to terminate the agreement for reasons specified in clause (i) above more than six months following a "change-of-control" of the Company, as defined in each agreement.

COMPENSATION OF DIRECTORS

     The Company pays a fee of $750 for each meeting of the Board of Directors and $350 for each meeting of a committee of the Board of Directors to each non-employee director plus travel expenses. Employee directors currently do not receive a fee for their services as directors. The non-employee directors participate in the KTI, Inc. Directors' Stock Option Plan. See "Plans -- KTI, Inc. Directors Stock Option Plan."

PLANS

     1986 Stock Option Plan. The Company's 1986 Stock Option Plan (the "1986 Plan") provides for the grant of stock options covering a maximum of 145,365 shares of Common Stock to key employees of the Company as determined by the Board of Directors. The options granted under the 1986 Plan were intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options to acquire 14,536 shares of Common Stock are currently outstanding under the 1986 Plan. In the merger agreement with CSI, the Company agreed that the 1986 Plan would terminate as the basis for granting additional options following the Merger.

     CSI Options. Upon the Merger, outstanding options to acquire common stock of CSI were automatically converted into options to acquire Common Stock. CSI's 1989 Stock Option Plan (the "1989 Plan") provided for the grant of options to acquire up to 800,000 shares of CSI common stock. All employees of CSI and its subsidiaries, as well as directors, officers, and third party service providers, were eligible to participate in the 1989 Plan. However, directors who were members of the committee which administered the Plan were eligible only to receive annual non-discretionary option awards for 5,000 shares each. Under the merger agreement with CSI, the 1989 Plan was terminated as the basis for granting additional options. As of December 31, 1995 there were outstanding options to acquire 365,071 shares of Common Stock under the 1989 Plan.

     1994 Long-Term Incentive Award Plans. The Company has adopted the 1994 Long-Term Incentive Award Plan (the "KTI Incentive Plan") covering 383,333 shares of Common Stock pursuant to which officers and key employees of the Company and its subsidiaries designated as senior executives are eligible to receive incentive and/or nonstatutory stock options, awards of shares of Common Stock and stock appreciation rights (a "Right"). The KTI Incentive Plan, which expires on July 6, 2004 (the "Termination Date"), is administered by a committee designated by the Board of Directors (the "Committee"), provided that the Committee shall consist of two or more "disinterested" directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purposes of the KTI Incentive Plan are to assist in attracting, retaining, and motivating senior executives and to promote the identification of their interests with those of the shareholders of the Company. The Company has also adopted the 1994 DataFocus Long-Term Incentive Award Plan (the "DataFocus Plan," and collectively with the KTI Incentive Plan, the "Incentive Plans") covering 83,333 shares of Common Stock exclusively for the benefit of employees of DataFocus. The DataFocus Plan, which expires on July 6, 2004, is comparable in all respects to the KTI Incentive Plan. During any calendar year a person may not be a participant in both Incentive Plans.

     Incentive stock options granted under the Incentive Plans will be exercisable during the period commencing six months from the date of the grant of the option and terminating not more than ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock of the Company on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares into which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonstatutory stock option.

     Rights granted under the Incentive Plans are exercisable during the period commencing six months from the date of the grant of the Right (except in event of death or disability of the holder) and terminating not more than ten years from the date of the grant of the Right, or in the case of a Right related to an option, the expiration of the related option. In addition, a Right may be exercised only when the fair market value of a share exceeds either the fair market value per share on the date of grant of the Right or the base price of the Right (which is determined by the Committee) if it is not a Right related to an option. A Right related to an option may be exercised only when and to the extent the option is able to be exercised.

     Upon the exercise of an option or Right, payment must be made in full together with payment for any withholding taxes then required to be paid. The receipt of incentive shares is subject to full payment by the recipient of any withholding taxes required to be paid.

     Incentive shares may be issued as provided in the agreement with the recipient, based upon the achievement of the performance of standards set forth in the agreement. The Committee must certify in writing prior to the issuance of the incentive stock that the standards set forth in the agreement were satisfied. The standards may be based on earnings or earnings growth, return on assets, equity or investment, specified improvement of financial ratings, achievement of specified balance sheet or income statement objectives, or stock price, sales or market share and may be based on changes in such factors or measured against or in relationship to the same objective factors of other companies comparably or similarly situated. No options,

Rights or incentive shares may be granted under the Incentive Plans after the Termination Date. The options and Rights are non-transferable during the life of the grantee. No participant in the Incentive Plans is entitled to receive grants of options and Rights and awards of incentive shares in the aggregate exceeding 8,333 shares per year.

     The Committee will have the authority to interpret the provisions of the Incentive Plans, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations deemed necessary or advisable for its administration, including the individuals to whom grants are made and the type, vesting, timing, amount, exercise price and other terms of such grants.

     The Board of Directors may amend or terminate the Incentive Plans except that shareholder approval is required to effect any change to increase materially the aggregate number of shares that may be issued under the Incentive Plans (unless adjusted to reflect changes such as a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify materially the requirements as to eligibility to receive options, Rights or incentive shares or to increase materially the benefits accruing to participants. No action taken by the Board may materially and adversely affect any outstanding grant or award without the consent of the holder.

     The Committee may also modify, extend or renew outstanding options or Rights or accept the surrender of outstanding options or Rights granted under the Incentive Plans and authorize the granting of new options and Rights pursuant to the Incentive Plans in substitution therefor, including specifying a longer term than the surrendered options or Rights, provided that the Committee may not specify or lower the exercise price further than the surrendered option or Right. Further, the Committee may modify the terms of any outstanding agreement providing for the award of incentive shares. In no event, however, may modifications adversely affect the grantee of the grant of incentive stock without the grantee's consent.

     As of December 31, 1995, there were 252,493 options outstanding under the KTI Incentive Plan and 48,329 outstanding options under the DataFocus Plans.

     DataFocus Incorporated 1996 Long-Term Stock Appreciation Rights Plan. In March 1996, the board of directors of DataFocus adopted, and the Board of Directors of the Company consented to the adoption of, the DataFocus Incorporated 1996 Long-Term Stock Appreciation Rights Plan. Under this plan, certain key employees of DataFocus and its subsidiaries will be eligible to receive incentive compensation in the form of stock appreciation rights in DataFocus common stock. The maximum number of rights that may be awarded under the plan is 600,000, each right representing one share of DataFocus common stock. The maximum number of rights awarded to any employee may not exceed 60,000 in any calendar year, and no employee may be awarded more than 120,000 rights under the plan. Employees may not receive rights under this plan and awards under the 1994 DataFocus Incorporated Long-Term Incentive Award Plan in the same fiscal year. To date, 414,000 rights have been granted under this plan.

     An exercise of a right under this plan entitles the holder to receive cash equal to the fair market value of the shares of common stock relating to the right on the date of exercise less the fair market value of such shares on the date of grant. The committee administering the plan will determine the terms and conditions under which rights may be exercised within limits established by the plan, which terms and conditions need not be identical for each grant under the plan.

     Rights granted under this plan are not transferable and will be subject to adjustment under certain circumstances as delineated in the plan. Unless sooner terminated, this plan will expire on May 14, 2006. Termination of the plan will not affect the exercisability of any outstanding right.

     KTI, Inc. Directors' Stock Option Plan. In July 1995, the Company adopted the Directors' Stock Option Plan. Under this plan, non-employee Directors currently are automatically granted non-statutory stock options on August 1 of each year, commencing on August 1, 1995, for the lesser of (i) 4,000 shares of Common Stock or (ii) a number of shares of Common Stock having a maximum market value of $36,000. Options to purchase 16,000 shares were granted on August 1, 1995 and are still outstanding. Options to purchase 84,000 shares currently remain available under this plan. Options may not be exercised until one year after the date of grant and expire ten years after the date of grant. If the shareholders of the Company approve the amendments to this plan as set forth in Item 3 below, the amount of the automatic option issuable yearly to each eligible director will be increased to 7,500 shares of Common Stock and the maximum market value of such shares will be increased to $67,500.

     Non-Plan Options. In 1995, the Board of Directors of the Company granted to each of Messrs. Menonna and Sergi an option to acquire 25,000 shares of Common Stock outside of the KTI Incentive Plan in addition to options to acquire 25,000 shares of Common Stock granted by the Compensation Committee of the Board under the KTI Incentive Plan. The non-plan options have a ten year term, were issued at the then current price of Common Stock, and vest 20% per year commencing on the first anniversary of the grant of the option.

     In total, as of December 31, 1995, there were outstanding plan and non-plan options to acquire 648,100 shares of Common Stock.

     401(k) Plan. In 1993, the Company adopted a salary deferral and savings plan for all KTI employees (the "Savings Plan") which is qualified under Section 401(k) of the Code. The employees of the Company at the Maine Energy Recovery Company, a subsidiary of the Company, waste-to-energy facility had such a plan since 1988. Subject to limits set forth in the Code, an employee who meets certain age and service requirements may participate in the Savings Plan by contributing through payroll deductions up to 15% of the employee's compensation into an account established for the participating employee and may allocate amounts in such account among a variety of investment vehicles. The Company makes contributions to an employee's account in the amount of 4% of an employee's annual salary whether or not the employee elects to make contributions. The Savings Plan has a five year vesting schedule for employer contributions of 20% per year. The Savings Plan also provides for loans to, and withdrawals by, participating employees, subject to certain limitations.

OPTION GRANTS IN 1995

     The following information is furnished for the fiscal year ended December 31, 1995 with respect to the named executive officers of the Company for stock options granted during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                 POTENTIAL
                                                                                            REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL
                                              % OF TOTAL                                      RATES OF STOCK
                             NUMBER OF         OPTIONS                                      PRICE APPRECIATION
                            SECURITIES        GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                            UNDERLYING        EMPLOYEES      BASE PRICE      EXPIRATION     -------------------
          NAME            OPTIONS GRANTED   IN FISCAL YEAR     ($/SH)           DATE         5%($)      10%($)
- ------------------------  ---------------   --------------   -----------   --------------   --------   --------
N. Menonna, Jr.(1)......       12,539             4.7%         $ 7.975      Mar. 1, 2000    $ 16,025   $ 46,407
                               37,461            14.0            7.25      Aug. 29, 2005     170,785    432,862
M.J. Sergi(1)...........       12,539             4.7%         $ 7.975      Mar. 1, 2000    $ 16,025   $ 46,407
                               37,461            14.0            7.25      Aug. 29, 2005     170,785    432,862
D.E. Hill...............        8,333             3.1%         $ 6.00       Feb. 8, 2005    $ 31,415   $ 79,663
                               16,666                            8.50      Sept. 27, 2005     86,497    219,158

- ---------------
(1) The options granted to Messrs. Menonna and Sergi include options to acquire 25,000 shares each of Common Stock outside the KTI Incentive Plan.

AGGREGATE OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

     The following information is furnished for the year ended December 31, 1995 with respect to each of the executive officers of the Company named in the Compensation Table above, for unexercised stock options at December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                        SECURITIES          VALUE OF
                                                                        UNDERLYING         UNEXERCISED
                                                                        UNEXERCISED       IN-THE-MONEY
                                                                        OPTIONS AT         OPTIONS AT
                                                                         FY-END(#)        FY-END($)(1)
                                                                       -------------     ---------------
                                   SHARES ACQUIRED        VALUE        EXERCISABLE/       EXERCISABLE/
              NAME                 ON EXERCISE(#)      REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
- ---------------------------------  ---------------     -----------     -------------     ---------------
N. Menonna, Jr. .................            0          $       0        0/50,000          $0/47,159
M.J. Sergi.......................       68,930            189,188        0/50,000           0/47,159
D.E. Hill........................            0                  0      14,536/24,999     68,973/19,791

- ---------------
(1) The closing price of the Common Stock ($8.375) as quoted on the Nasdaq Small Cap Market on December 29, 1995 was used to determine the in-the-money status of these options. The Common Stock is currently quoted on the Nasdaq National Market System.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the time period from January 1, 1995 to the closing of the Merger on February 8, 1995, the Company's Board of Directors consisted of Messrs. Menonna, Sergi, and Sterman. All decisions regarding executive compensation were made by the full Board of Directors.

     A Compensation Committee of the Board of Directors consisting of Messrs. Attar, Polak, and Sterman was established on February 8, 1995 upon the closing of the Merger. None of such persons has ever been an officer or employee of the Company. Mr. Attar had interests in and participated in the structuring of various transactions involving the Company during 1995. See "Certain Relationships and Related Transactions."

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of the Company's executive compensation policies and the bases by which the compensation of the Company's Chief Executive Officer for the fiscal year ended December 31, 1995 was determined. The Compensation Committee consists entirely of directors who are not and have never been employees of the Company.

  Executive Officer Compensation Policies

     The Company's compensation policies for its executive officers are intended to provide compensation packages designed to attract, motivate, reward, and retain qualified executives, to encourage the achievement of the Company's long-term performance objectives, and to increase the value of the Company for the benefit of its shareholders. Annual compensation for each executive officer of the Company is based on three main components: (i) a base salary based on an individual's position and responsibility in the Company, experience and expertise, and performance, in addition to internal pay equity; (ii) a bonus based on the corporate performance of the Company, which is based on definitive performance criteria for certain executive officers and is subjective for all other executive officers; and (iii) stock options to purchase Common Stock of the Company, including incentive stock options granted by the Compensation Committee pursuant to the KTI Incentive Plan, a long-term incentive award plan, and stock options granted by the Board of Directors to the Company's executive officers outside of the KTI Incentive Plan, which options are designed to encourage ownership of the Common Stock by the Company's executive officers and promote the identification of the interests of the executive officers with those of the shareholders of the Company. The Company has employment agreements with Nicholas Menonna, Jr. and Martin J. Sergi which reflect the Company's compensation policies as set forth above.

  Chief Executive Officer Compensation

     Nicholas Menonna, Jr. is the Chief Executive Officer of the Company. Mr. Menonna's compensation is based on an employment agreement with the Company which, among other things, provides for a fixed annual base salary with a potential bonus based on the before tax consolidated net income of the Company and its subsidiaries. Mr. Menonna also participates in the KTI Incentive Plan established for senior management of the Company. In the Company's fiscal year ended December 31, 1995, Mr. Menonna received a total salary of $214,282, which included a base salary of $160,282 and accrued deferred compensation of $54,000 which was offset against an equal sum due to the Company by Mr. Menonna pursuant to certain notes held by the Company. Mr. Menonna was not paid a bonus for the fiscal year, as the Company's net income did not meet the threshold for the payment of a bonus as set forth in Mr. Menonna's employment agreement, which requires that the before tax consolidated net income of the Company and its subsidiaries be greater than $3,000,000 before any bonus is paid. Mr. Menonna was granted incentive stock options to acquire 25,000 shares of Common Stock pursuant to the KTI Incentive Plan during the fiscal year. In addition, he received a grant of an option to acquire an additional 25,000 shares of Common Stock outside of the KTI Incentive Plan. These grants were consistent with the Company's desire to link a portion of executive officer compensation to the long-term performance of the Company and an increase in value of the Company for the benefit of its shareholders.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to certain executive officers in excess of $1,000,000 per year, unless the payments are made under a performance based plan as set forth in Section 162(m). For the fiscal year ended December 31, 1995, none of the executive officers of the Company received compensation that exceeded the threshold for deductibility under Section 162(m), and therefore all executive officer compensation paid by the Company during such fiscal year will be fully tax deductible.

                                          COMPENSATION COMMITTEE

                                          Dibo Attar
                                          Jack Polak
                                          Marshall S. Sterman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth stock ownership information as of June 21, 1996 concerning (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Each shareholder had sole voting and investment power with respect to such shares. The address of all parties listed below is c/o KTI, Inc., 7000 Boulevard East, Guttenberg, New Jersey 07093, unless otherwise noted.

                                                                                           PERCENTAGE
                     NAME AND ADDRESS OF                        AMOUNT AND NATURE OF       BENEFICIALLY
                      BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)        OWNED
- -------------------------------------------------------------  -----------------------     -----------
Nicholas Menonna, Jr.........................................         1,109,386(2)             19.3%
Martin J. Sergi..............................................           943,534(3)             16.4%
David E. Hill................................................            16,202(4)                *
Ross Pirasteh................................................           461,785                 8.0%
Robert E. Wetzel.............................................            42,781                   *
Dibo Attar...................................................           145,774(5)              2.5%
Thomas A. Bosanko............................................           183,332(6)              3.2%
Jack Polak...................................................             5,831(7)                *
Jeffrey R. Power.............................................            48,455                   *
Marshall S. Sterman..........................................                 0                   *
All executive officers and directors as a group (10
  persons)...................................................         2,957,080                51.5%
Mona Kalimian and related security holders...................           561,000(8)              9.6%
  c/o Abington Holdings
  950 Third Avenue
  New York, NY 10022

- ---------------
 *  Less than one percent.

(1) The table does not include an institutional investor which has advised the Company that it disclaims beneficial ownership of shares of Common Stock as a result of a transaction described below. See "Transactions with The Prudential Insurance Company of America."

(2) Includes 603,228 shares held in escrow for Nicholas Menonna, Jr. These shares were acquired by Mr. Menonna on May 10, 1994 from an institutional investor. A description of such transaction follows this table. See "Transactions with The Prudential Insurance Company of America."

(3) Includes 603,228 shares held in escrow for Martin J. Sergi. These shares were acquired by Mr. Sergi on May 10, 1994 from an institutional investor. A description of such transaction follows this table. See "Transactions with The Prudential Insurance Company of America."

(4) Includes 16,202 shares which can be acquired by Mr. Hill pursuant to stock options which are currently exercisable.

(5) Includes 8,333 shares which may be acquired pursuant to stock options which are presently exercisable. Mr. Attar beneficially owns 2,333 shares which are held of record by a profit-sharing plan controlled by Mr. Attar.

    Mr. Attar is a controlling shareholder of Woodco Fund Management Inc. ("Woodco"), a corporation which is the beneficial owner of 135,109 shares of Common Stock (the "Woodco Shares"), owned of record by The Bridge Fund N.V., an investment company located in the Netherlands Antilles ("Bridge Fund"). Woodco also acts as a consultant or investment advisor to certain other mutual funds and investment companies located in the Netherlands Antilles which own an aggregate of 414,567 shares of Common Stock. Woodco does not have the right, directly or indirectly, to vote or dispose of such shares of Common Stock. Mr. Attar disclaims beneficial ownership of all such shares of Common Stock, other than the Woodco Shares referred to above.

    T.H. Lehman & Co., Incorporated ("Lehman") is the beneficial owner of 159,500 shares of Common Stock, including shares which may be acquired pursuant to a currently exercisable warrant. The principal shareholders of Lehman are (i) Greenwich Securities, Ltd. based in Lugano, Switzerland, the securities of which are owned by the Ezra and Linda Attar Family Foundation, a charitable foundation organized under the laws of Liechtenstein, (ii) Millingway, Inc., based in Houston, Texas, which is beneficially owned by approximately 20 individuals who reside in Europe, and (iii) Swifton Capital Corporation N.V., organized under the laws of the Netherlands Antilles ("Swifton"), which acquired the shares from CSI on December 2, 1994. See "Certain Relationships and Related Transactions -- CSI's Sale of T.H. Lehman & Co. Incorporated Stock." Mr. Attar has sole voting and investment power with respect to the stock owned by Greenwich Securities, Ltd. is a consultant to Capital Holdings, Inc., the parent of Millingway, Inc., and, through Woodco, is a consultant to Swifton Capital Corporation N.V. Mr. Attar is also chairman of Lehman. He disclaims beneficial ownership of the Common Stock owned by Lehman.

(6) Includes 83,332 shares which may be acquired by Mr. Bosanko pursuant to stock options which are presently exercisable.

(7) Includes 1,666 shares which may be acquired by Mr. Polak pursuant to stock options which are presently exercisable and 1,499 shares held by corporations and partnerships controlled by Mr. Polak. Excludes 667 shares held in trust for the benefit of Mr. Polak's wife of which Mr. Polak disavows beneficial ownership.

(8) According to a Schedule 13D filed with the Securities and Exchange Commission (the "SEC"), Mrs. Kalimian is a member of a group of persons comprised of her son, daughter and trusts for the benefit of her minor grandchildren which, together with the shares beneficially owned by Mrs. Kalimian, beneficially owns in the aggregate 561,000 shares of Common Stock, including 176,000 shares which may be acquired pursuant to warrants which are presently exercisable. Mrs. Kalimian has sole voting and dispositive power with respect to 40,000 shares underlying warrants to purchase Common Stock. She has acknowledged her relationship with the other members of the group but has disclaimed beneficial ownership of all shares except for 240,000 shares directly owned by her.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Exchange Act Rule 16a-3(e) during its fiscal year ended December 31, 1995, Form 5 and amendments thereto furnished to the Company with respect to its fiscal year ended December 31, 1995, and any written representation from a reporting person that no Form 5 was required to be filed, no person who was a director, officer, beneficial owner of more than ten percent (10%) of Common Stock or otherwise subject to Section 16 of the Exchange Act with respect to the Company failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the Company's fiscal year ended December 31, 1995

TRANSACTIONS WITH THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

     Prior to May 10, 1994, The Prudential Insurance Company of America ("Prudential") was the registered owner of shares representing 37.52% of the outstanding Common Stock. On that date Prudential sold one-half of its shares (collectively, the "Purchased Shares") to each of Nicholas Menonna, Jr. and Martin J. Sergi, for a purchase price of $3,500,000 each. The Purchased Shares are registered in the name of Midlantic Bank, N.A., as Escrow Agent, pursuant to Escrow Agreements. Each of Messrs. Menonna and Sergi have the exclusive power to vote the Purchased Shares. In addition, they have the right to direct the disposition of the Purchased Shares subject only to restrictions on the minimum price for which the Purchased Shares may be sold.

     The purchase price was payable by the delivery by each of Mr. Menonna and Mr. Sergi of $7,500 cash at closing and a promissory note in the amount of $3,492,500. Principal payments are due on each of the notes as follows: $349,250 on December 20, 1997 and December 20, 1998; $698,500 on December 20, 1999, December 20, 2000 and December 20, 2001; and the balance on December 20, 2002. The notes bear interest at 8% through December 31, 1997, with the rate increasing up to 14% during the year prior to maturity. Unpaid interest is added to principal. The notes are non-recourse to Messrs. Menonna and Sergi, except in limited circumstances. Payments in respect of the notes are intended to be made from proceeds of the sale of Purchased Shares. In connection therewith, the Company has granted the Escrow Agent and Messrs. Menonna and Sergi certain registration rights, both incidental to a proposed public offering of the Company's stock and on demand. Any dividends received in respect of the Purchased Shares and any proceeds in respect of the sale of Purchased Shares, net of taxes due, are to be applied by Messrs. Menonna and Sergi against amounts due on the notes.

     Prudential has the right to accelerate the maturity of the notes upon the occurrence of various events including, without limitation:

     (i) a payment default, unless counsel to Messrs. Menonna and Sergi delivers an opinion that Messrs. Menonna and Sergi are not able to sell Purchased Shares due to any requirement of contract or law, and 180 days after the payment date shall have lapsed;

     (ii) a breach of certain covenants including maintaining the Purchased Shares free of liens; and

     (iii) failure to cure a breach of various provisions of the Escrow Agreements, following notice and an opportunity to cure.

     If Prudential elects to accelerate, it has the right to have the Purchased Shares delivered to it in exchange for the notes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTION WITH ROSS PIRASTEH

     Commencing in September 1995, the Company retained Mr. Pirasteh as a consultant on debt restructuring and other financing matters on a month-to-month basis for a fee of $5,000 per month. On January 1, 1996, Mr. Pirasteh joined the Company on a full time basis at an annual salary of $160,000.

TRANSACTIONS WITH DAVSTAR MANAGED INVESTMENTS CORPORATION N.V., ET AL.

     As of March 17, 1993, the Company entered into an agreement with Davstar Managed Investments Corporation N.V., an entity organized under the laws of the Netherlands Antilles ("Davstar"), pursuant to which Davstar acquired a note of the Company in the amount of $1,500,000 and 252,248 shares of Common Stock. In connection with this agreement the Company paid a $75,000 consulting fee to Lehman. Contemporaneously with this transaction, the Company entered into a warrant agreement with Faversham Corporation N.V., an entity organized under the laws of the Netherlands Antilles ("Faversham"), pursuant to which Faversham was issued a warrant to acquire up to 297,430 shares of Common Stock at $5.67 per share. Davstar and Faversham also entered into a registration rights agreement with the Company giving Davstar and Faversham certain rights to have their stock registered with the SEC under the Securities Act. Davstar and Faversham were introduced to the Company by Mr. Dibo Attar, who was a director of CSI and is the chairman of Lehman and a director of the Company.

     During the period September 30, 1993 through May 12, 1994, the Company incurred indebtedness to other investors introduced to the Company by Mr. Attar in respect of which the Company issued notes aggregating $1,825,000 (collectively, the "Affiliate Notes"). On May 12, 1994, the Company received a $500,000 line of credit from Bridge Fund, which is beneficially owned by Woodco, a corporation controlled by Mr. Attar. On or about December 2, 1994, $300,000 outstanding debt under this line of credit was assigned to Swifton, also introduced to the Company by Mr. Attar. $280,000 of the $300,000 assigned to Swifton was subsequently repaid. See "CSI's Sale of T.H. Lehman & Co., Incorporated Stock."

     Effective December 16, 1993, the Company and Faversham entered into an amendment of their warrant agreement which reduced the exercise price from $5.67 per share to $3.63 per share. Faversham was also permitted to exercise its warrant for non-cash consideration consisting of (i) a fee valued at $787,928 in consideration of Mr. Attar's finding the Company the opportunity to merge with CSI and (ii) causing the holders of certain of the Affiliate Notes to forgive interest in the amount of $293,936 that would otherwise be due on said notes for the period from January 1, 1993 to December 31, 1994. Faversham, through Mr. Attar, also instructed the Company to cause the shares underlying the warrant to be issued to other investors who had participated in the Affiliate Notes. The structuring of the business arrangements among Davstar, Faversham and the other investors represented by Mr. Attar as it related to the exercise of the warrant was determined by Mr. Attar in consultation with the investors.

     In August 1995, Faversham acquired 158,046 shares of Common Stock at $4.41 per share and a warrant to acquire 92,931 shares of Common Stock at $5.75 per share as part of a private placement of an aggregate of 619,000 shares of Common Stock and warrants to acquire 363,839 shares of Common Stock.

     In April 1996, the Company entered into agreements with Davstar, Bridge Fund, Wellington Corporation N.V. ("Wellington"), Swifton, and Sogevalor, S.A. ("Sogevalor") to exchange notes of the Company held by such entities for 12% convertible notes of the Company due 1997, which are convertible into Common Stock (the "Convertible Notes"), and Common Stock, as follows: (i) Davstar exchanged $1,750,000 of 8% notes for $1,312,876.71 of Convertible Notes and 71,301 shares of Common Stock; (ii) Davstar exchanged $125,000 of 8% notes for $131,287.67 of Convertible Notes; (iii) Bridge Fund exchanged $625,000 of 8% notes for $656,438.36 of Convertible Notes; (iv) Wellington exchanged $575,000 of 8% notes for $603,923.29 of Convertible Notes; (v) Swifton exchanged $20,000 of 12% notes for $39,154.50 of Convertible Notes; and (vi) Sogevalor exchanged $700,000 of 8% notes for $735,210.96 of Convertible Notes. The principal amount of the Convertible Notes is equal to the principal amount of the exchanged notes on January 1, 1996, and the Convertible Notes accrue interest retroactive to such date. The maturity date of the Convertible Notes is March 31, 1997 and are convertible commencing September 30, 1996 to Common Stock by dividing the principal amount and accrued interest by a conversion price equal to the lesser of $13.50 or 75% of average daily low trading prices of the Common Stock during the five (5) consecutive trading days preceding the conversion date, with a minimum conversion price of $5.00 per share. The Convertible Notes are prepayable by the Company.

     In March 1995, an additional line of credit in the amount of $350,000 was extended to the Company by another investor represented by Mr. Attar. As of September 30, 1995, no amount had been drawn on this line of credit.

     As of December 31, 1995, $630,000 was available under all lines of credit extended to the Company by investors represented by Mr. Attar.

WARRANT HELD BY T.H. LEHMAN & CO., INCORPORATED

     On March 28, 1994, CSI entered into a Consulting Agreement with Lehman pursuant to which Lehman would provide consulting services to CSI. In connection with this agreement and as the sole consideration for Lehman's services thereunder, CSI granted to Lehman a warrant to purchase 83,333 shares of CSI common stock for a purchase price of $6.00 per share. Lehman also had registration rights with respect to the shares underlying the warrant on demand and incidental to any public offering of CSI common stock or, following the Merger, Common Stock, for a term through March 27, 1995. By virtue of the Merger, the warrant automatically was converted into a right to acquire 83,333 shares of Common Stock at $6.00 per share. Lehman held a warrant to purchase 83,333 shares of CSI common stock at $8.25 per share which expired on March 14, 1994. Mr. Dibo Attar, who was a director of CSI and who is a director of the Company, is also the Chairman of Lehman.

CSI'S SALE OF T.H. LEHMAN & CO., INCORPORATED STOCK

     Prior to December 2, 1994, CSI was the owner of 321,237 shares of Lehman stock. On that date CSI sold the shares to Swifton for $321,237 consisting of $21,237 in cash and a promissory note in the amount of $300,000 bearing interest at 8% per annum. The note was secured by the pledge of a $300,000 note of the Company payable to Swifton referred to in "Transactions with Davstar Managed Investments Corporation N.V., et al." above.

     Upon the closing of the Merger, the amounts due under the respective notes were offset against one another and the notes were canceled. Mr. Attar structured the foregoing transaction between CSI and Swifton.

THOMAS A. BOSANKO RELOCATION AGREEMENT

     In May 1994, CSI entered into an agreement with Thomas A. Bosanko with respect to his relocation from New Jersey to Virginia. In consideration of Mr. Bosanko's agreement to relocate for purposes of serving as an employee of DataFocus, CSI loaned him the sum of $88,000. The agreement provided for the loan to be forgiven on April 1, 1995 (the maturity date of the loan) if Mr. Bosanko's employment with DataFocus had not terminated prior to said date. Since Mr. Bosanko remained in the employment of DataFocus on such date, the loan was forgiven.

TRANSACTIONS WITH NICHOLAS MENONNA, JR. AND MARTIN J. SERGI

     The Company leases office space from the Mall at the Galaxy, Inc. (the "Mall"), a corporation which is 72% owned by Nicholas Menonna, Jr., a principal shareholder and Chairman and Chief Executive Officer of the Company, and Martin
J. Sergi, a principal shareholder, and Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company. The Mall leases space to 27 tenants under long-term operating leases. The Company paid rent expenses to the Mall of $101,000 in fiscal year 1995. The Company believes that the lease for the office space was made on terms comparable to those which could have been obtained from an unaffiliated lessor.

     Grayson Funding, Ltd., a corporation in the business of leasing transportation and other equipment to the general public and which is 56% owned by Messrs. Menonna and Sergi, currently leases two tractors to KTI. The tractors were leased in 1994 for a monthly aggregate payment of $3,536. The tractors are currently placed on an operating lease with an unrelated third party. The Company believes that the equipment leases were made on terms comparable to those which could have been obtained from an unaffiliated lessor.

     The Company holds the following promissory notes of affiliates:

     (a)(i) Promissory note of Nicholas Menonna, Jr. dated January 1, 1994 in the original principal amount of $150,239, with a balance including interest accrued as of December 31, 1995 of $86,271. This note was issued in replacement of a note dated December 5, 1988 in the original principal amount of $425,013 given by Mr. Menonna in connection with the acquisition by him from the Company of stock of KTI Realty, Inc., which at the time of the acquisition was a subsidiary of the Company; (ii) promissory note of Nicholas Menonna, Jr. dated August 29, 1991 in the original principal amount of $30,000, with a principal balance as of December 31, 1995 of $30,000. Both notes bear interest at 8% per annum.

     (b)(i) Promissory note of Martin J. Sergi dated January 1, 1994 in the original principal amount of $50,736, with a balance including interest accrued as of December 31, 1995 of $29,519. This note was issued in replacement of a note dated December 5, 1988 in the original principal amount of $425,013 given by Mr. Sergi in connection with the acquisition by him from the Company of stock of KTI Realty, Inc., which at the time of the acquisition was a subsidiary of the Company; (ii) promissory note of Martin J. Sergi dated August 29, 1991 in the original principal amount of $30,000 with a principal balance as of December 31, 1995 of $30,000. Both notes bear interest at 8% per annum.

     (c)(i) Promissory note of the Mall at the Galaxy, Inc. dated January 1, 1994 in the original principal amount of $121,581, with a balance including interest accrued as of December 31, 1995 of $121,581. This note was issued in replacement of a note dated May 30, 1989 in the original principal amount of $74,075.61. The note bears interest at 10% per annum.

PRIVATE PLACEMENTS OF NOTES

     Since December 31, 1995, the Company has made private placements on $2,003,314 of 8% notes due July 31, 1996 together with 333,882 warrants to purchase Common Stock at $6.00 per share, subject to adjustment, which expire five (5) years from the date of issue. Certain directors and executive officers of the Company or affiliates thereof participated in the private placement in the amounts as follows: Mr. Menonna, $129,000 in notes and 21,500 warrants; Mr. Wetzel, $103,314 in notes and 17,219 warrants; Mr. Power, $96,000 in notes and 16,000 warrants; Mr. Pirasteh, $60,000 in notes and 10,000 warrants; and Mr. Polak, $60,000 in notes and 10,000 warrants.

STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return from February 9, 1995 to December 31, 1995 on each of the Company's Common Stock ("KTIE"), Standard & Poors' 500 Index ("SPX"), and Standard & Poors' Pollution Control Index ("SPPOLU"). The Company has been a public company since February 8, 1995. The total cumulative dollar returns are based on the assumption that $100 was invested in Company Common Stock and each index on February 9, 1995 and all dividends were reinvested, and represent the value that such investments would have had at the end of each quarter from February 9, 1995 through December 31, 1995.

      Measurement Period          KTIE Equity      SPX Index     SPPOLU Index
    (Fiscal Year Covered)           Return          Return          Return
9-Feb-95                                100.00          100.00          100.00
Mar-95                                  110.71          104.27           99.87
Jun-95                                  102.38          113.44          104.63
Sep-95                                  159.52          121.70           98.52
Dec-95                                  159.52          128.27          102.46

ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members. The Board of Directors has nominated Messrs. Menonna, Sergi, Sterman, Power, Attar, Bosanko, Polak and Pirasteh, the existing directors of the Company, for re-election as directors. Each nominee is at present available for election. The directors elected at the Meeting will serve until the 1997 annual meeting of shareholders of the Company.

     The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

ITEM 2 -- RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, subject to shareholder ratification, has appointed Ernst & Young LLP to serve as the independent auditors for the fiscal year ending December 31, 1996. Ernst & Young LLP was first appointed by the Company as its independent auditors in 1984 and has been the independent auditors of the Company for each of the two preceding fiscal years of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Company may reconsider its selection.

     A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders. Such representative will have the opportunity to make a statement at the Meeting if he or she so desires.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, at the Meeting is required for the ratification and approval of the appointment of auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

ITEM 3 -- AMENDMENTS TO THE KTI, INC. DIRECTORS' STOCK OPTION PLAN

     On May 14, 1996, the Board of Directors adopted resolutions approving and recommending that the shareholders of the Company approve amendments to the KTI, Inc. Directors' Stock Option Plan (the "Directors' Plan"), which plan was adopted by vote of the shareholders at the 1995 annual meeting of shareholders of the Company.

     The following description of the Directors' Plan is a summary and is qualified by reference to the full text of the Directors' Plan which is attached hereto as Annex A, including the proposed amendments as described herein.

     The individuals eligible to participate in the Directors' Plan are those members of the Board of Directors who are not employees of the Company or any of its subsidiaries. Of the directors nominated for election at the Meeting, five
(5) are not employees of the Company. Under the current terms of the Directors' Plan, each year on August 1, commencing on August 1, 1995, each eligible director shall automatically receive a nonstatutory option for the purchase of up to 4,000 shares of Common Stock. In the event that the product of 4,000 and the fair market value of a share of the Common Stock on the date of grant shall exceed $36,000, then the number of shares under the automatic option will be reduced to such a number, rounded up to the next full share, so that the number of shares when multiplied by the fair market value of a share of the Common Stock will not exceed $36,000. 100,000 shares of the Common Stock are reserved for issuance under the Directors' Plan. The options granted under the plan will not be exercisable until one year following the date of grant and have a term of ten years.

     The amendment proposed by the Board of Directors will (i) increase the amount of the automatic option issuable yearly to each eligible non-employee director under the Directors' Plan from 4,000 shares to 7,500 shares of Common Stock and (ii) increase the maximum market value of such shares from $36,000 to $67,500. The total amount of shares subject to the plan will not be increased. 84,000 shares of Common Stock currently remain available under this plan.

     Prior to 1995, the non-employee members of the Board of Directors were paid an annual fee of $20,000 plus travel expenses. The Company in 1995 paid and currently pays a fee of $750 for each meeting of the Board of Directors and $350 for each meeting of a committee of the Board of Directors to each non-employee director plus travel expenses. Employee directors currently do not receive a fee for their services as directors. The non-employee directors' participation in the Directors' Plan is, other than the fees set forth above, the only remuneration received by non-employee directors from the Company. The Company believes that increasing the amounts of options that can be awarded to non-employee directors under the Directors' Plan would enhance the Company's present ability to attract competent and qualified directors to carry out the Company's long-term business strategy.

     A "nonstatutory" option means an option that by its terms does not qualify as an "incentive stock option" under Section 422 of the Code. Upon the exercise of a nonstatutory option, a federal income tax deduction generally will be allowed to the employer corporation in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the employer corporation satisfies any withholding obligation with respect to such income.

     The Board of Directors has the authority to amend, suspend or discontinue the Directors' Plan but the Board of Directors may not, without the approval of shareholders, make any amendment which (i) makes a change in the persons eligible to receive options under the Directors' Plan, (ii) increases the number of shares of the Common Stock which may be issued under the Directors' Plan,
(iii) increases the maximum option
prices, (iv) decreases the option price, or (v) changes the number of shares subject to the automatic option. The proposed amendment is submitted pursuant to clauses (iii) and (v) above.

     The following table sets forth the maximum yearly benefits to be received by the non-employee directors if the amendments are approved by the shareholders:

                               NEW PLAN BENEFITS
                     KTI, INC. DIRECTORS' STOCK OPTION PLAN

      NAME AND POSITION                  DOLLAR VALUE                  NUMBER OF SHARES
- ------------------------------  ------------------------------  ------------------------------
Non-Executive Director Group    Up to $337,500 in the           Up to 37,500 in the aggregate
  (Messrs. Attar, Bosanko,      aggregate ($67,500 per person)  (7,500 shares per person)
  Polak, Power, and Sterman)

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required in order to approve the amendments to the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENTS TO THE DIRECTORS' PLAN.

SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1997 annual meeting of shareholders must be received by the Company at its offices at 7000 Boulevard East, Guttenberg, New Jersey 07013, on or before March 20, 1997, in order to be considered for inclusion in the proxy statement and form of proxy for such annual meeting.

OTHER MATTERS

     The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Meeting. If, however, any other business shall properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995, which is being mailed to shareholders with this Proxy Statement, is not to be regarded as proxy solicitation material.

     Your vote is important. If you do not plan to attend the Meeting in person, please complete, sign, date, and return the enclosed proxy card promptly.

                                          KTI, INC.

                                          Nicholas Menonna, Jr.

                                          Nicholas Menonna, Jr.
                                          Chairman and Chief Executive Officer

Dated: July 18, 1996

                                    ANNEX A

                                   KTI, INC.

                          DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE

     The purpose of the KTI, Inc. Directors' Stock Option Plan (the "Plan") is to promote the success of KTI, Inc. (the "Company") by providing a method whereby members of the Board of Directors of the Company who are not Employees of the Company or its Subsidiaries may be encouraged to invest in the Common Stock of the Company in order to promote long term shareholder value, and increase their personal interest in the continued success and progress of the Company.

2.  DEFINITIONS

     Except where the context otherwise requires, as used herein:

     2.1 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     2.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any Treasury regulations promulgated thereunder.

     2.3 "COMMON STOCK" shall mean the common stock of the Company or such other stock into which the common stock may be changed as a result of split-ups, recapitalizations and the like.

     2.4 "DIRECTOR" shall mean a member of the Board of Directors.

     2.5 "EMPLOYEE" shall mean an individual who is on the active salaried payroll of the Company or any of its Subsidiaries at the time a Nonstatutory Stock Option is granted under the Plan.

     2.6 "FAIR MARKET VALUE" of the Common Stock means, for all purposes of the Plan unless otherwise provided (i) the mean between the high and low sales prices of the Common Stock as reported on the National Market System or Small Cap Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated or such other source as the Board of Directors shall determine, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the mean between the high and low sales price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. In the event that the method for determining the Fair Market Value of the Common Stock provided for above shall not be practical in the opinion of the Board of Directors, then the Fair Market Value shall be determined by such other reasonable method as the Board of Directors shall, in its discretion, select and apply.

     2.7 "NONSTATUTORY STOCK OPTION" shall mean an option to purchase Common Stock granted under Section 5(b) of the Plan that by its terms does not qualify as an "incentive stock option" under Section 422 of the Code.

     2.8 "OPTIONEE" shall mean a person to whom a Nonstatutory Stock Option has been granted under the Plan.

     2.9 "SUBSIDIARY" shall mean a corporation at least 80% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more Subsidiaries.

3.  ADMINISTRATION

     (a) The Board of Directors of the Company shall administer the Plan. The Board of Directors shall have full power and authority to grant Nonstatutory Stock Options pursuant to the provisions of the Plan, to interpret the provisions of the Plan and any agreements reflecting Nonstatutory Stock Options issued under the Plan, and to supervise the administration of the Plan, including the adoption of the rules and regulations for the administration of the Plan. The Board of Directors may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board of Directors.

     (b) All decisions of the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, employees and Optionees.

     (c) No member of the Board of Directors shall be liable for anything done or omitted to be done by him or any other member of the Board of Directors in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4.  SHARES SUBJECT TO THE PLAN

     (a) The shares of Common Stock to be delivered upon exercise of Nonstatutory Stock Options granted under the Plan may be made available from the authorized but unissued shares of the Company or treasury shares or from shares reacquired by the Company, including shares purchased in the open market.

     (b) Subject to adjustments made pursuant to the provisions of Section 4(c), the aggregate number of shares to be delivered upon the exercise of all Nonstatutory Stock Options which may be granted under the Plan shall not exceed 100,000 shares of Common Stock.

     (c) In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) above, the number or kind of shares subject to, and the Nonstatutory Stock Option price per share under, all outstanding Nonstatutory Stock Options shall be automatically adjusted so that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Nonstatutory Stock Options shall be made without change in the total Nonstatutory Stock Option exercise price applicable to the unexercised portion of such Nonstatutory Stock Options and with a corresponding adjustment in the Nonstatutory Stock Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

     (d) If a Nonstatutory Stock Option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered under, such Nonstatutory Stock Option shall be available for other Nonstatutory Stock Options to the same member or other members of the Board of Directors.

5.  ELIGIBILITY AND EXTENT OF PARTICIPATION

     (a) Persons eligible to receive Nonstatutory Stock Options under the Plan shall consist of members of the Board of Directors who are not Employees.

     (b) On August 1, 1995, each member of the Board of Directors who is not an Employee and who is a member of the Board of Directors on July 1, 1995 shall automatically receive a Nonstatutory Stock Option for 4,000 shares of Common Stock. Each year thereafter, on August 1, commencing on August 1, 1996, each member of the Board of Directors who is not an Employee and who is a member of the Board of Directors on July 1, shall automatically receive a Nonstatutory Stock Option for 7,500 shares of Common Stock; provided, however, in the event that the product of 7,500 and the Fair Market Value of a share of Common Stock on the date of grant shall exceed $67,500, then the number of shares under the automatic Nonstatutory Stock Option shall be reduced to such a number, rounded down to the next full share, so that number of shares when multiplied by the Fair Market Value of a share of Common Stock on the date of grant will not exceed $67,500.

     (c) The Nonstatutory Stock Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (d) The Nonstatutory Stock Option shall not be exercisable:

          (i) before the expiration of one year from the date it is granted and after the expiration of ten years from the date it is granted, and may be exercised at any time during such period;

          (ii) unless payment in full is made in United States dollars by cash or check; and

          (iii) unless the person exercising the Nonstatutory Stock Option has been, at all times during the period beginning with the date of grant of the Nonstatutory Stock Option and ending on the date of such exercise, a member of the Board of Directors of the Company, except that

             (A) if such person shall cease to be such a member of the Board of Directors who is not an Employee for reasons other than death, while holding a Nonstatutory Stock Option that has not expired and has not been fully exercised, such person, at any time within three years of the date he ceased to be such a member (but in no event after the Nonstatutory Stock Option has expired under the provisions of Section 5(d)(i) above), may exercise the Nonstatutory Stock Option with respect to any shares of Common Stock as to which he has not exercised the Nonstatutory Stock Option on the date he ceased to be such a member; or

             (B) if any person to whom a Nonstatutory Stock Option has been granted under this Plan shall die holding a Nonstatutory Stock Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Nonstatutory Stock Option has expired under the provisions of
        Section 5(d)(i) above), exercise the Nonstatutory Stock Option with respect to any shares as to which the decedent could have exercised the Nonstatutory Stock Option at the time of his death.

     (e) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of a Nonstatutory Stock Option, that the holder (or any beneficiary or person entitled to exercise such Nonstatutory Stock Option pursuant to the Plan) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.

6.  OPTION AGREEMENTS

     Each Nonstatutory Stock Option under the Plan shall be evidenced by an option agreement which shall be executed by the Optionee and, on behalf of the Company, by an of ricer of the Company and shall contain such provisions consistent with the Plan as may be approved by the Board of Directors and may be supplemented and amended from time to time as approved by the Board of Directors.

7.  OPTION PRICE

     The price at which shares of Common Stock may be purchased upon exercise of a particular Nonstatutory Stock Option shall be 100 percent of the Fair Market Value of such shares at the time such Nonstatutory Stock Option is granted, but in no event less than the par value thereof (if any).

8.  TRANSFERABILITY OF NONSTATUTORY STOCK OPTIONS

     A Nonstatutory Stock Option granted under the Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of an Optionee, a Nonstatutory Stock Option may be exercised only by the Optionee, or by a duly appointed legal guardian in the event of the legal disability of the Optionee. Except as specifically provided in the Plan, no person shall have any right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which such person is entitled thereunder, and benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Board of Directors and in such case the Board of Directors may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his spouse, children or other dependents in such manner and in such proportion as the Board of Directors deems advisable. If a person to whom benefits are due shall be or become incompetent, either physically or mentally, in the judgment of the Board of Directors, the Board of Directors shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

9.  DELIVERY OF SHARES

     No shares shall be delivered pursuant to any exercise of a Nonstatutory Stock Option until the requirements of such laws and regulations as may be deemed by the Board of Directors to be applicable thereto are satisfied.

10.  AMENDMENTS, SUSPENSION OR DISCONTINUANCE

     The Board of Directors may amend, suspend, or discontinue the Plan, but except as permitted by Section 4(c), may not, without the prior approval of the shareholders of the Company, make any amendment which operates (a) to make any material change in the persons eligible to receive Nonstatutory Stock Options under the Plan, (b) to increase the total number of shares which may be delivered under the Plan except as provided in Section 4(c), (c) to extend the maximum option period or the period during which Nonstatutory Stock Options may be granted under the Plan, (d) to decrease the option price, or (e) change the number of shares subject to an option granted to a director each year hereunder. Except with the consent of an Optionee, no amendment, suspension or termination of the Plan shall impair the right of any recipient of any Nonstatutory Stock Options granted under the Plan.

11.  TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board of Directors terminating the Plan, or

     (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Section 12 below.

12.  SHAREHOLDER APPROVAL AND ADOPTION

     Except as set forth below, the Plan shall be submitted to the shareholders of the Company for their approval and adoption on or before July 31, 1995. The Plan shall not be effective and no Nonstatutory Stock Option shall be granted hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held on or before that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the United States.

13.  MISCELLANEOUS

     (a) All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

     (b) Proceeds from the sale of shares pursuant to Nonstatutory Stock Options granted under this Plan shall constitute general funds of the Company.

     (c) Upon any distribution of shares of Common Stock pursuant to any provision of the Plan, the distributed may be required to represent in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for shares delivered under the Plan may include any legend which the Board of Directors or counsel for the Company deems appropriate to reflect any restrictions on transfers.

     (d) Except as expressly provided for in the Plan, no member of the Board of Directors or other person shall have any claim or right to be granted a Nonstatutory Stock Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any member of the Board of Directors any right to be retained in the service of the Company.

P                                  KTI, INC..
R                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
O                               AUGUST 13, 1996
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas Menonna, Jr. and Martin J. Sergi and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of stockholders of KTI, Inc. (the "Company"), to be held at the Company's corporate offices at 7000 Boulevard East, Guttenberg, New Jersey 07093 at 10:00 a.m., Eastern Prevailing Time on August 13, 1996; or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:


                (Continued and to be signed on reverse side.)


                                                                   SEE REVERSE
                                                                       SIDE

/X/ Please mark your votes as this example


                                                       WITHHOLD AUTHORITY
                                                  to vote for the nominees for
                                       FOR           election as directors
1. Election of Directors:
   Nicholas Menonna, Jr.,              / /                   / /
   Martin J. Sergi, Dibo Attar,
   Thomas A. Bosanko,
   Ross Pirasten, Jack Polak,
   Jeffrey R. Power,
   Marshall S. Sterman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)


- ------------------------------------------------------------------------------


2. Approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

                FOR            AGAINST        ABSTAIN
                / /              / /            / /


3. Approval of an amendment to the KTI, Inc. Director's Stock Option Plan.

                FOR            AGAINST        ABSTAIN
                / /              / /            / /


4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.



Unless a contrary direction is indicated, the shares represented by this proxy will be voted FOR approval of each of the proposals; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.


Dated:
      -------------------------  ---------------------------------------------
                                 Name of Stockholder